SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            APPLIED FILMS CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT







                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 25, 2000






                            APPLIED FILMS CORPORATION
                               LONGMONT, COLORADO

                            APPLIED FILMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholders:

     The Annual Meeting of Shareholders of Applied Films Corporation will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, on Wednesday, October 25, 2000, at 9:00 A.M., local time, for the following purposes:

     1.   To elect two (2) directors, each for terms of three years.

     2. To consider and vote upon a proposal to approve the Third Amendment to the Applied Films Corporation 1997 Stock Option Plan.

     3. To consider and vote upon a proposal to approve the Third Amendment to the Applied Films Corporation Employee Stock Purchase Plan.

     4. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     Shareholders of record at the close of business September 21, 2000, will be entitled to vote at the meeting or any adjournment thereof.

     Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.


Dated:  September 21, 2000
Longmont, Colorado

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary

                                                       Dated: September 21, 2000


                            APPLIED FILMS CORPORATION
                             9586 I-25 FRONTAGE ROAD
                            LONGMONT, COLORADO 80504
                               ------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                           to be held October 25, 2000
                               ------------------

                   SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the Shareholders of Applied Films Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, October 25, 2000, at 9:00 A.M., local time.

     The Annual Meeting is being held for the following purposes:

          1.   To elect two (2) directors, each for terms of three years.

          2. To consider and vote upon a proposal to approve the Third Amendment to the Applied Films Corporation 1997 Stock Option Plan.

          3.   To  consider  and vote  upon a  proposal  to  approve  the  Third
               Amendment  to  the  Applied  Films  Corporation   Employee  Stock
               Purchase Plan.

          4. To transact such other business as may properly come before the meeting or at any adjournment thereof.

     If a proxy in the form distributed by our Board of Directors is properly executed and returned to us, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy and FOR the proposals described in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of our Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 6, 2000, there were outstanding 6,040,856 total shares of Common Stock. The record date for determining the shareholders entitled to vote at the Annual meeting is September 21, 2000. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

     The following table sets forth as of September 6, 2000, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of our common stock.

       Name and Address of              Amount and Nature of           Percent of
         Beneficial Owner               Beneficial Ownership          Common Stock
     ------------------------        --------------------------    -----------------
Navellier & Associates
One East Liberty                             500,000(1)                     8%
Third Floor
Reno, NV  89501


Maple Row Management, Inc.                   427,700(2)                     7%
112 Rowayton Avenue
Rowayton, Connecticut  06853


Friess Associates, Inc.                      409,300(3)                     7%
3908 Kennett Pike
Greenville, DE  19807


Cecil Van Alsburg                            345,317(4)                     6%
9586 I-25 Frontage Road
Longmont, Colorado 80504


John S. Chapin                               320,726(5)                     5%
9586 I-25 Frontage Road
Longmont, Colorado 80504


Suffolk Capital Management, Inc.
1633 Broadway, 40th Floor                    324,537(6)                     5%
New York, NY  10019

                                      NOTES
(1) Navellier and Associates disclosed to us on behalf of its investment advisory clients that it had acquired beneficial ownership of 500,000 shares of Common Stock as of August 21, 2000, and that it believed that its beneficial ownership remained at 500,000 shares of Common Stock as of September 6, 2000. Navellier and Associates has sole power to dispose of and vote all such shares.

(2) In a Schedule 13G, dated March 27, 2000, and delivered to us, Maple Row Management disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 323,200 shares of Common Stock. Additional information provided to us indicates that Maple Row Management subsequently increased its beneficial ownership by 104,500 shares of Common Stock, bringing its total beneficial ownership as of September 6, 2000, to 427,700 shares of Common Stock. Maple Row Management has sole power to dispose of and vote all such shares.

(3) In a Schedule 13G, dated August 8, 2000, and delivered to us, Friess Associates, Inc. disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 409,300 shares of Common Stock. Friess Associates, Inc. has sole power to dispose of and vote all such shares.

(4) Includes (i) 306,317 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 38,000 shares of Common Stock exercisable within 60 days.

(5) Includes (i) 114,603 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 35,409 shares of Common Stock exercisable within 60 days.

(6) In a Schedule 13F, dated July 5, 2000, and delivered to us, Suffolk Capital Management, Inc. disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 324,537 shares of Common Stock. Suffolk Capital Management has sole power to dispose of and vote all such shares.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Our Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The Articles of Incorporation provide that the Board shall consist of not less than five nor more than nine members. The Board is currently composed of six (6) members. Two (2) persons have been nominated for election to the Board to serve the terms indicated below. The Board of Directors has nominated the following persons to election to the Board of Directors:

                                                     Annual Shareholder
                                                   Meeting at Which Term
                Person                                  Will Expire
           Thomas T. Edman                                2003
           Vincent Sollitto, Jr.                          2003

     Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. Each of the nominees are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees and other of our Company's directors.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of our Company. As such, the two individuals who receive this number of votes cast by the holders of our common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by us.

     If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of each of the persons nominated by the Board.

     The content of the following table is based upon information as of September 6, 2000, furnished to us by the nominees and other directors.

                                                           Year First                                 Percent of
                                                             Became           Amount and Nature of     Common
                    Name                         Age        Director          Beneficial Ownership      Stock
Nominees for Election as Director for Terms
Expiring in 2003

Thomas T. Edman                                  38           1998                45,859(1)               *

Vincent Sollitto, Jr. (a)(b)                     52           1999                 3,455(2)               *

Directors Whose Terms Expire in 2002

Richard P. Beck (a)(b)                           67           1998                 4,455(3)               *

Chad D. Quist (a)(b)                             38           1997                 3,455(4)               *

Directors Whose Terms Expire in 2001

Cecil Van Alsburg                                63           1976                345,317(6)              6%

John S. Chapin                                   59           1976                320,726(5)              5%

*Denotes ownership of less than one percent.
(a)  Member Audit Committee
(b)  Member Compensation Committee

                                      NOTES

(1) Includes (i) 6,700 shares held by Mr. Edman and (ii) options to purchase 39,159 shares of Common Stock exercisable within 60 days.

(2) Consists of options to purchase 3,455 shares of Common Stock exercisable within 60 days.

(3)  Includes (i) 1,000  shares held by Mr. Beck  jointly  with his spouse,  and
     (ii) options to purchase 3,455 shares of Common Stock exercisable within 60 days.

(4) Consists of options to purchase 3,455 shares of Common Stock exercisable within 60 days.

(5) Includes (i) 114,603 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 35,409 shares of Common Stock exercisable within 60 days.

(6) Includes (i) 306,317 shares held by Mr. Van Alsburg, (ii) 1,000 shares held by Mr. Van Alsburg's spouse, and (iii) options to purchase 38,000 shares of Common Stock exercisable within 60 days.

     Thomas T. Edman has been employed by us since June 1996 and has served as our President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President. Mr. Edman has also served as a director of our Company from July 1998 to the present. From 1993 until joining us, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman obtained a bachelors of arts in East Asian studies (Japan) from Yale and a masters degree in business administration from The Wharton School at the University of Pennsylvania.

     Vincent Sollitto, Jr. has been a director of our Company since October 1999. Mr. Sollitto has been the Chief Executive Officer since June 1996 and a member of the Board of Directors since July 1996 at Photon Dynamics, Inc. From August 1993 to 1996, Mr. Sollitto was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Mr. Sollitto spent 21 years in various positions, including Director of Technology and Process at International Business Machines Corporation, before joining Supercomputer Systems, Incorporated. Mr. Sollitto serves as a director of Irvine Sensors Corp. Mr. Sollitto is a graduate of Tufts College where he received a B.S.E.E. in 1970.

     Richard P. Beck has been a director of our Company since May 1998. Since 1992, Mr. Beck has served as Chief Financial Officer of Advanced Energy Industries, Inc., a manufacturer of power conversion and control systems. Since 1995, Mr. Beck has also served as a director of Advanced Energy Industries, Inc. From 1987 to 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer of Cimage Corporation, a computer software company. Mr. Beck serves as a director of Photon Dynamics, Inc. Mr. Beck obtained a bachelors of science degree in accounting and a masters degree in business administration in finance from Babson College.

     Chad D. Quist has been a director of our Company since April 1997. Mr. Quist is the President of Information Products, Inc., a wholly-owned subsidiary of Donnelly Corporation, and has recently assumed responsibility for the electrochromic mirror business unit for Donnelly Corporation as its Vice President. Mr. Quist has been employed by Donnelly since 1995. Information Products, Inc. is a leading supplier of glass components for the touch screen industry. From 1989 to 1995, Mr. Quist served as Vice President of Fisher-Rosemont, Inc., an industrial instrumentation company. Mr. Quist obtained a bachelors degree in engineering from Stanford University and a masters degree in business administration from the Kellogg Graduate School of Business at Northwestern University.

     John S. Chapin co-founded Applied Films Lab, Inc. in 1976 and has continuously served as Vice President - Research and a director of our Company since our inception. Mr. Chapin is the inventor of the planar magnetron and co-inventor of a reactive sputtering process control. Mr. Chapin obtained a bachelors of science degree in geophysics from the Colorado School of Mines and a masters degree in electrical engineering from the University of Colorado.

     Cecil Van Alsburg co-founded Applied Films Lab, Inc. in 1976 and served as President and Chief Executive Officer from 1976 to May 1998. Mr. Van Alsburg has also served as a director of our Company since our inception and has been Chairman of the Board since January 1998. Prior to 1976, Mr. Van Alsburg was employed in various capacities by Donnelly Corporation for which he had worked since 1957. Mr. Van Alsburg majored in civil engineering and architecture at the University of Michigan.

     The Board of Directors, which had five meetings in the last fiscal year, has two standing committees: the Audit Committee and the Compensation Committee. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

Audit Committee

     The responsibilities of the Audit Committee, which met four times during the last fiscal year, include making recommendations on the choice of independent public accountants, approving the scope of the audit and the audit fee, reviewing financial statements and meeting with such accountants, internal auditors and management. Effective

April 24, 2000, our Board of Directors adopted a written charter with respect to the Audit Committee's roles and responsibilities. A copy of the charter is attached as Exhibit A to this Proxy Statement.

     In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with our Company's management and the independent auditors.
Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from us and our management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended July 1, 2000, for filing with the Securities and Exchange Commission.

                             Audit Committee of the
                              Board of Directors of
                            Applied Films Corporation

                                 Richard P. Beck
                                  Chad D. Quist
                              Vincent Sollitto, Jr.

Compensation Committee

     The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation, including salaries and bonuses, and administering our stock option plans (the "Option Plans") and Employee Stock Purchase Plan. The Compensation Committee met four times during the last fiscal year.

                            COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of, or consultants to our Company, are paid an annual fee of $10,000 and $800 per Board meeting or Committee meeting attended, and $400 for participation in conference call meetings. Such directors are reimbursed for their expenses for each meeting attended. Directors who are our employees are not compensated for their service on the Board.

     On October 26, 1999, the Board of Directors approved the Applied Films Corporation Outside Director Stock Option Plan. The Outside Director Plan has 24,000 shares of common stock reserved for issuance upon the exercise of options. The purpose of the Outside Director Plan is to encourage stock ownership by nonemployee directors, to provide those individuals with additional incentive to manage our Company effectively and to contribute to our success, and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board of Directors. On October 26, 1999, each of Mr. Beck, Mr. Quist, Mr. Sollitto and Mr. VanAlsburg were granted options to purchase 3,455 shares of common stock at an exercise price of $3.00, which options vest on October 26, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee"), comprised in fiscal 2000 of Vincent Sollitto, Jr., Richard P. Beck and Chad D. Quist is responsible for the establishment of the level and manner of compensation of our executive officers ("Executive Officers"). The Committee adheres to the compensation policies and practices of our Company utilized in establishing the compensation of all employees. This is reflective of our long-time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all our employees.

     Compensation Philosophy. Our Company's and the Committee's approach to compensation is to further our goal of empowering our employees, working individually and as a team, to achieve personal and collective goals. Our compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance. Annual compensation, to date, has not been tied to our performance.

     Compensation Policies and Programs. For fiscal year 2000, our compensation programs consisted of cash compensation and stock options. Each year we utilize external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. CEO compensation is arrived at using the same methodology as for other senior employees.

     In June 2000, the Board of Directors approved the Executive Team Bonus Policy for fiscal year 2001 (the "Policy"). Participants include; the Chief Executive Officer and President, the Chief Financial Officer, and executive team members. The potential bonuses consist of four (4) components that are payable independently from one another and are payable if certain goals are met, including revenue, gross profit percentage, fiscal year end earnings per share, and cash balance. We will pay bonuses promptly after receipt of audited financial statements at the end of fiscal year 2001.

     We believe stock options and stock ownership contribute to the aligning of employee's interests with those of shareholders. Our Option Plans encourage stock ownership by employees by authorizing the grant of stock options to certain of our key employees. In determining the size of individual option grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to our success. Stock options were awarded in fiscal 2000 to Mr. Edman for 3,455 shares, Mr. Firestone for 38,000 shares, Mr. Chapin for 3,455 shares, Mr. Hennessey of 3,455 shares and Mr. Condon of 3,455 shares. See "Compensation of Executive Officers -- Executive Compensation." We also encourage stock ownership through participation in our Employee Stock Purchase Plan. This plan, available to most of our employees, currently permits employees to purchase shares of our common stock at a discount (up to 10%) from the market price of such shares.

     The Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by ss. 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

                             Compensation Committee
                          of the Board of Directors of
                            Applied Films Corporation


                                 Richard P. Beck
                                  Chad D. Quist
                              Vincent Sollitto, Jr.


Executive Compensation

     The following table sets forth the annual and long-term compensation paid by our Company to our Chief Executive Officer, each of our three most highly compensated executive officers, and an additional highly compensated employee who served as an executive officer for a portion of fiscal 2000 (collectively referred to as the "Named Executives") for services rendered to our during fiscal 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                                                Compensation
                                                   Annual Compensation          ------------
                                                   -------------------
                                                                     Other
                                                                     Annual      Securities     All Other
                                           Fiscal                 Compensation   Underlying    Compensation
      Name and Principal Positions          Year      Salary         ($)         Options (#)       (1)
      ----------------------------          ----      ------         ---         ----------       ---
Thomas T. Edman.......................     2000      $142,557         --           3,455        $3,767
   President, Chief Executive Officer      1999      $136,310         --          15,000        $3,371
                                           1998      $141,114         --            --          $2,955

Graeme Hennessey......................     2000      $135,773         --           3,455        $3,588
   Vice President - Sales and              1999      $129,818         --            --          $3,211
   Marketing                               1998      $137,297         --            --          $2,829

Lawrence D. Firestone.................     2000      $125,408         --          38,000        $1,752
   Chief Financial Officer                 1999          --           --            --            --
                                           1998          --           --            --            --

C. Richard Condon.....................     2000      $119,323         --           3,455        $3,128
   Research Engineer                       1999      $112,142         --            --          $2,774
                                           1998      $116,292         --            --          $2,247

John S. Chapin........................     2000      $114,382         --           3,455        $3,065
   Vice President - Research               1999      $ 91,055         --            --          $2,210
                                           1998      $118,492         --            --          $1,785

(1) Represents Company matches under our salary savings plan. See "Compensation of Executive Officers - Executive Compensation - Benefits".

     Option Grants in Last Fiscal Year. Under the Option Plans, key employees and certain non-employee directors may be granted options to purchase our Common Stock. An aggregate of 573,000 shares of Common Stock were reserved for issuance pursuant to the Option Plans. Shown below is information on grants of stock options during the 2000 fiscal year to Named Executives.

                                                                                                  Potential Realizable
                                   Number of       % of Total                                       Value at Assumed
                                    Shares           Options                                     Annual Rates of Stock
                                  Underlying       Granted to                                      Price Appreciation
                                    Options       Employees in    Exercise Price    Expiration    for Option Term (2)
             Name                   Granted        Fiscal Year       $/Sh (1)          Date       -------------------
             ----                   -------        -----------       --------          ----           5%         10%
-----------------------------------------------------------------------------------------------------------------------
Thomas T. Edman.............           3,455(3)        3%             $3.00          10/26/09        $6,706     $17,693

Graeme Hennessey............           3,455(3)        3%             $3.00          10/26/09        $6,706     $17,693

Lawrence D. Firestone.......          38,000(3)        31%              (4)            (5)           $7,944    $209,522

C. Richard Condon...........           3,455(3)        3%             $3.00          10/26/09        $6,706     $17,693

John S. Chapin..............           3,455(3)        3%             $3.00          10/26/09        $6,706     $17,693

(1) The exercise price is equal to or greater than the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.
(2) These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of our Common Stock. There can be no assurance that the amounts reflected in this table will be realized.
(3) Options become exercisable 25% each year for four years, starting one year from the date of grant.
(4) 17,273 of the options were granted with an exercise price of $3.50, and 20,727 of the options were granted with an exercise price of $3.00.
(5) 17,273 of the options expire on 7/12/09, and 20,727 of the options expire on 10/26/09.

     Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of our Common Stock granted under the Option Plans to the Named Executives and held by them at July 1, 2000.

                                            Number of Shares Subject to
                                              Unexercised Options Held          Value of Unexercised In-the-Money
                                                  at July 1, 2000                  Options at July 1, 2000 (1)

                 Name                      Exercisable       Unexercisable        Exercisable          Unexercisable
--------------------------------------------------------------------------------------------------------------------
Thomas T. Edman....................          38,295              14,705            $1,210,534            $497,268

Graeme Hennessey...................          34,545               3,455            $1,174,087            $116,174

Lawrence D. Firestone..............               0              38,000                    $0          $1,269,114

C. Richard Condon..................          33,545               3,455            $1,133,345            $116,174

John S. Chapin.....................          34,545               3,455            $1,167,650            $116,174

(1) The value of unexercised options reflects the increase in market value of our Common Stock from the date of grant through July 1, 2000 (when the closing price of our Common Stock was $36.625 per share). Value actually realized upon exercise by the Named Executives will depend on the value of our Common Stock at the time of exercise.

     Benefits. We provide group health and life insurance benefits and supplemental unemployment benefits to our regular employees, including executive officers. We also maintain a salary savings plan in which all of our regular employees are eligible to participate. We match 100% of the first 2% of an employee's contribution and 25% of a subsequent 4% of an employee's contribution.

     Security Ownership of Management. The following table shows, as of September 6, 2000, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name                                                                   Amount and Nature of          Percent of
                                                                       Beneficial Ownership         Common Stock
--------------------------------------------------------------------------------------------------------------------
Thomas T. Edman................................................              45,859 (1)                 *

Graeme Hennessey...............................................              35,409 (2)                 *

Lawrence D. Firestone..........................................               9,550(3)                  *

C. Richard Condon..............................................              75,625 (4)                 1%

John S. Chapin.................................................             320,726 (5)                 5%

All Executive Officers and Directors as a Group (8 persons)                 768,226                    12%
--------------------------------------------------------------------------------------------------------------------

*    Denotes ownership of less than one percent.

(1) Includes (i) 6,700 shares held by Mr. Edman and (ii) options to purchase 39,159 shares of Common Stock exercisable within 60 days.

(2) Consists of options to purchase 35,409 shares of Common Stock within 60 days.

(3) Includes (i) 50 shares held by Mr. Firestone's children, and (ii) options to purchase 9,500 shares of Common Stock exercisable within 60 days.

(4) Includes (i) 41,216 shares held by Mr. Condon and (ii) options to purchase 34,409 shares of Common Stock exercisable within 60 days.

(5) Includes (i) 114,603 shares held by Mr. Chapin, (ii) 170,714 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 35,409 shares of Common Stock exercisable within 60 days.

(6)  Includes options to purchase 167,842 shares exercisable within 60 days.

                     APPROVAL OF THE THIRD AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                             1997 STOCK OPTION PLAN


     On September 8, 2000, the Board of Directors adopted the Third Amendment (the "Amendment") to the Applied Films Corporation 1997 Stock Option Plan (the "Plan"), subject to approval by our shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan and in the Amendment set forth in Exhibit B to this Proxy Statement.

General

     The Plan currently provides for the granting of options to key employees of our Company and our subsidiaries to purchase, in the aggregate, not more than 272,500 shares of our Common Stock. The Plan was adopted by the our Board of Directors on April 29, 1997, and was approved by our shareholders on April 29, 1997. The First Amendment to the Plan was adopted by our Board of Directors on September 10, 1997, and was approved by our shareholders on September 19, 1997; the second Amendment to the Plan was adopted by our Board of Directors on September 21, 1999 and was approved by our Shareholders on October 26, 1999.

Amendment

     The Amendment increases the maximum number of shares available under the Plan from 272,500 to 1,022,500 shares of common stock.

Purpose

     The purpose of the Plan is to encourage stock ownership by certain key employees of our Company and to provide them with an additional incentive to contribute to our success.

Administration of the Plan

     The Plan is administered by the Compensation Committee appointed by our Board of Directors (the "Committee"), which currently consists of three Directors who are not officers or employees of us. The Board of Directors may remove members from or add members to the committee and will fill any vacancies on the Committee. The Committee is authorized to determine, within the group of eligible persons, those persons who are to receive options, the number of shares subject to each option, the option term (subject to certain limitations) and such other matters as are specified in the Plan.

Eligibility

     Key employees of our Company are eligible to participate in the Plan. The Committee is authorized to determine, within the group of eligible persons, those persons who are to receive options. In making selections, the Committee may consider the recommendations of our chief executive officer, the nature of the services rendered by the respective employees, their present and potential contributions to our success and the success of the particular subsidiary or division of our Company by which they are employed and such other factors as the Committee shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in the Plan or any agreement executed pursuant to the Plan. No person, while a member of the Committee, shall be eligible to receive an option under the Plan.

Securities Subject to Option Grants

     If the Amendment is approved, the Plan will provide that a maximum of 1,022,500 shares of our Common Stock are authorized for sale pursuant to options granted under the Plan. Upon the expiration or termination of options without exercise, the shares covered by those options may be the subject of other options granted under the Plan. The Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, reclassification of shares or recapitalization to prevent dilution of the interests of the optionees.

Term of Plan and Amendments

     The Plan automatically terminates on April 29, 2007, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, except that no amendment may, without shareholder approval: (i) increase the maximum number of shares which may be subject to the Plan; (ii) increase the maximum number of shares which may be optioned to any one employee;
(iii) change the designation of the class of employees eligible to received options; (iv) materially increase the benefits accruing to the option holders under the Plan; (v) decrease the price at which options may be granted; (vi) remove the administration of the Plan from the Committee; (vii) render any member of the Committee eligible to receive an option under the Plan while serving on the Committee; or (viii) permit the grant of options under the Plan after the Plan terminates.

Transferability of Options

     Options may not be transferred except by will or the laws of descent and distribution upon an optionee's death. During the lifetime of an optionee, options may be exercised only by the optionee. We may impose such restrictions on shares acquired pursuant to the exercise of an option as it deems advisable, including, without limitation, restrictions under federal and state securities laws.

Merger or Consolidation

     The Plan provides that if we are the surviving corporation in any merger or consolidation, or if we are merged into a wholly owned subsidiary solely for purposes of changing our state of incorporation, each outstanding option will pertain to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. The Plan provides also that upon a sale of all or substantially all of our assets or the dissolution or liquidation of us or in the event of a merger or consolidation in which we are not the surviving corporation, outstanding options under the Plan will terminate. However, optionees will have the right, immediately prior to such sale of assets, dissolution or liquidation, or merger or consolidation in which we are not the surviving corporation, to exercise any unexercised options, in whole or in part.

The Grant of Stock Options

     All options granted under the Plan are incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "code"). The primary characteristics of ISOs are set forth below under the caption "Federal Tax Consequences." Each option is evidenced by a written agreement containing such terms and conditions as may be established by the Committee. Nothing contained in the Plan or any agreement executed pursuant to the Plan will confer upon any participant the right to continue in our employ or obligates us to retain the participant in our employ for any period.

     Each option agreement will state the per share purchase price at which a share of Common Stock may be purchased. The exercise price for each option is required to equal the fair market value of the shares on the date of grant, unless the optionee owns shares representing more than 10% of the total voting power at the time of grant, in which case the option price is required to equal 110% of the fair market value of the shares on the date of grant. Fair market value is equal to the closing sale price as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no sale of shares are reported on the date of grant, on the next preceding date on which there was a sale reported by NASDAQ. The option price for each share purchased pursuant to the exercise of an option is payable in full upon delivery to the optionee of certificates for such shares, and is payable in United States dollars in cash or by check bank draft or money order payable to the order of our Company.

When Options May Be Exercised

     The term of each option granted under the Plan is determined by the Committee and may not be more than ten years from the date of grant. An option may not be exercised with respect to less than 100 shares, unless the remaining shares covered by an option are fewer than 100 shares. Options may be exercised in any order regardless of the date of grant or the existence of any other outstanding stock option.

     Each option holder will receive, annually, a report setting forth: (i) the number of options held by the option holder, (ii) the grant dates, (iii) the vesting dates, (iv) the exercise prices, (v) the expiration dates, and (vi) with respect to options exercised, the number of shares purchased and the purchase date.

Termination of Employment; Retirement; Disability; Death

     If an optionee's employment with us terminates for a reason other than death, disability or retirement, his or her options are exercisable at any time prior to the expiration date of the option, or within thirty days after the date of termination of employment, whichever period is shorter. An option may be exercised only to the extent the option is exercisable at the date of termination of employment. Further, options are void immediately upon acceptance of employment with a competitor or if an employee assists a competitor.

     Upon termination of employment due to retirement or on account of death or physical disability, options are exercisable at any time prior to the expiration date of the option, or within ninety days after the date of termination of employment, whichever period is shorter. Options may be exercised only to the extent such options were exercisable at the date of retirement or disability. If a retired employee ceases to be retired (as determined by us), options must be exercised within thirty (30) days of the date on which the retired employee ceases to be retired; provided that if a retired employee accepts employment with or otherwise aids or assists a competitor of us, all options will be void on the date such employment was accepted or such assistance was provided.

     In the event of an optionee's death during employment, any outstanding option may thereafter be exercised by the optionee's legal representative or by any person or persons who shall have acquired the option by bequest or inheritance at any time prior to the expiration date of the option or within ninety days after the date of death, whichever period is shorter. An option will be exercisable only to the extent it was exercisable at the date of death.

     Nothing in the Plan or in any option agreement will limit or affect in any way the right of us to terminate an optionee's employment at any time or be deemed to confer upon any optionee any right to continue in the employment of us.

Federal Tax Consequences

     The following paragraphs summarize the federal income tax consequences with respect to the grant of options and acquisitions and dispositions of shares, based upon management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     The grant of options under the Plan will not result in the recognition of income to recipients. In general, recipients of ISOs do not recognize taxable income at the time of grant or at the time of exercise. Further, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option was granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition is entitled to capital gain treatment. As a result, no deduction will be allowable to us in connection with either the grant or the exercise of an ISO, except in the case of a "disqualifying disposition" as defined in the Plan.

     The exercise of an ISO may result in an alternative minimum tax liability. Optionees who have tax preference items or who suspect that they may be subject to the alternative minimum tax should consult a tax advisor.

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical; therefore, the above description of tax consequences is necessarily general in nature and does not purport to be complete. In addition, the tax consequences under applicable state or local laws may not be the same under federal law.

Required Vote for Approval

     At the Annual Meeting, the shareholders are being requested to consider and approve the Third Amendment to the Plan, which would increase the number of shares reserved for issuance under the Plan from 272,500 to 1,022,500. The affirmative vote of a majority of the holders of our outstanding voting stock represented and voted at the Annual Meeting is required to approve the Plan.

     The Board of Directors recommends a vote FOR approval of the Third Amendment to the Applied Films Corporation 1997 Stock Option Plan.

                         Approval of the Third Amendment
                        to the Applied Films Corporation
                          EMPLOYEE STOCK PURCHASE PLAN


     On September 8, 2000, the Board of Directors adopted the Third Amendment (the "Amendment") to the Applied Films Corporation Employee Stock Purchase Plan (the "Plan"), subject to approval of certain of the amendments by our shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan and in the Amendment set forth in Exhibit C to this Proxy Statement.

General

     The Plan currently provides for the purchase by employees of our Company and our subsidiaries, in the aggregate, not more than 30,000 shares of our Common Stock. The Plan, as amended by our Board of Directors, was approved by our shareholders on September 19, 1997. The Second Amendment to the Plan was adopted by our Board of Directors on January 27, 1998.

Amendment

     The Amendment (a) decreases the full-time employment eligibility criterion from twelve (12) to six (6) months, (b) increases the Shares reserved for purchase under the Plan from 30,000 to 100,000 Shares, and (c) reduces the purchase price of a Share from ninety percent (90%) to eighty-five percent (85%) of the fair market value of that Share on the Purchase Date. See Exhibit C of this Proxy Statement.

Purpose

     The Plan enables eligible employees of our Company to acquire shares of our Common Stock through payroll deductions. Employee deductions are credited to separate employee accounts, and at the end of each option period the funds credited to each employee account are used to purchase from our shares of Common Stock at a price currently equal to 90% of the then fair market value of the Common Stock.

     The purpose of the Plan is to provide our employees with a further inducement to continue their employment with us and to encourage employees to increase their efforts to promote our best interests.

Eligibility and Participation

     Currently, participation in the Plan is open to all of our active employees ("Eligible Employees"), except (a) employees who have been continuously employed by us on a full-time basis for less than 12 months at the beginning of an "Option Period"; (b) employees whose customary employment by us is less than twenty (20) hours per week; and (c) employees whose customary employment by us or a participating subsidiary is for not more than six months in a calendar year. An Option Period commences every six (6) months, beginning on the Monday subsequent to the October quarterly earnings release, ending on the Friday prior to the April quarterly earnings release, and beginning on the Monday subsequent to the April quarterly earnings release, ending on the Friday prior to the October quarterly earnings release.

     No Eligible Employee may purchase shares under the Plan (a) if such employee, immediately after receiving the grant of an option under the Plan owns 5% or more of the combined voting power or value of our stock of (as defined by Section 425(f) of the Code); or (b) which permits such employee to purchase our stock under the Plan and any of our other employee stock purchase plans at option prices aggregating more than $25,000 in any one calendar year.

     An employee who is an Eligible Employee at or prior to the first day of any Option Period may become a participant as of such date by completing and returning a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location at least 10 days prior to the first day of any Option Period. The Authorization will direct a regular payroll deduction from the Eligible Employee's compensation to be made on each pay date occurring during each Option Period in which the Eligible Employee is a participant. A participant may authorize a payroll deduction of not less than one percent (1%) and not more than ten percent (10%) of his or her gross pay per pay period, subject to the $25,000 calendar year limitation referred to above.

     Payroll deductions will be made by us for each participant in accordance with the Authorization and will continue until the participant's participation terminates, his or her Authorization is revised or revoked, or the Plan terminates. By filing a new Authorization at least ten days prior to the beginning of any Option Period, a participant may increase or decrease his or her payroll deductions within the limits specified above.

Purchase of Shares

     All payroll deductions made with respect to a participant will be credited to his or her stock purchase account ("Purchase Account"), which will be a non-interest bearing account. No monies other than monies from payroll deductions may be credited to a Purchase Account. No provision of the Plan allows any person to create a lien on any monies credited to a participant's Purchase Account. Until the purchase of shares is effected for an employee or until an employee is entitled to a refund of monies credited to his or her Purchase Account, we reserve the right to use those funds for any corporate purpose.

     Each participant, during each Option Period, will be granted an option either as of the first business day of that Option Period or as of the last business day of that Option Period, on whichever of those two (2) days the closing sale price as reported on the NASDAQ National Market System is lower ("Purchase Date"), for the purchase of as many full Shares, but not less than one (1) full Share, as may be purchased with the funds in his or her Purchase Account. This option will be exercised automatically unless the participant terminates participation in the Plan. The purchase price for each share of Common Stock is currently 90% of the fair market value of a share of stock on the Purchase Date. As of each Purchase Date, the Purchase Account of each participant will be totaled and as many full shares will be purchased for the participant as the Purchase Account will allow. Any balance remaining in a participant's Purchase Account after a Purchase Date will be carried forward in the Purchase Account for the following Option Period. Any balance remaining in a Purchase Account upon termination of employment or at the termination of the Plan will be automatically refunded to the participant.

     Each participant will receive, after each Option Period, a report setting forth: (i) the monies credited to his or her Purchase Account at the beginning of the Option Period; (ii) additional monies credited to his or her Purchase Account during such period; (iii) monies used to purchase shares and the number of shares purchased for his or her account; and (iv) monies credited to his or her Purchase Account at the end of such Option Period.

     If the our Common Stock continues to be traded in the NASDAQ National Market System and does not become listed upon an established stock exchange, the fair market value for the shares to be purchased on each Purchase Date will be the closing sale price of the stock on the Purchase Date (or if no closing sale price is reported for the Purchase Date, then the first date immediately preceding the Purchase Date on which such price is reported).

     Shares issued to participants pursuant to the Plan will be from our authorized but unissued Common Stock. We reserve the right, however, to purchase shares in the over-the-counter market for issuance to participants.

Termination of Participation

     Upon a participant's retirement, death, or termination of employment, no payroll deduction will be taken from any pay due and owing to him or her at such time. The balance in the Purchase Account will be paid to the terminating participant, or to his or her estate if termination results from death.

     A participant may, for any reason and at any time on written notice to us prior to the last pay date in any Option Period, elect to terminate participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon termination as a participant, the Authorization will be revoked with respect to subsequent payroll deductions, and the amount in the Purchase Account and not payable in respect to the exercise of any option to purchase stock theretofore granted under the Plan, as well as any payroll deductions made after such revocation, will be returned promptly to the former participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again, but only after the expiration of one (1) Option Period subsequent to the Option Period in which the Participant terminated enrollment in the Plan.

     In the event we terminate the Plan, or upon the expiration of the term of the Plan, all amounts in the Purchase Accounts of participants will be promptly refunded. Rights under the Plan may not be transferred by a participant and are exercisable only by a participant during his or her lifetime.

Administration, Termination and Amendment

     The Plan is administered by the Compensation Committee appointed by our Board of Directors (the "Committee"), which currently consists of three Directors who are not our officers or employees. The Board of Directors may remove members from or add members to the Committee and will fill any vacancies on the Committee. A majority of the Committee constitutes a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by a majority of the members of the Committee) are valid acts of the Committee. Unless otherwise determined by the Board of Directors, the interpretation and construction of the Plan by the Committee is binding.

     The Plan will terminate on September 5, 2007, unless we, through our Board of Directors, elect to terminate the Plan at any earlier time. Our Board of Directors may also amend the Plan from time to time, except that without the approval of the holders of a majority of our shares of stock entitled to vote, no amendment may (a) increase the number of shares approved for issuance under the Plan; (b) decrease the purchase price per share; or (c) change the eligibility requirements for participation in the Plan.

Federal Tax Consequences

     The Plan is intended to be a qualified employees' stock purchase plan within the meaning of Section 423 of the Code. The consequences of the issuance and disposition of shares under the Plan are summarized below, based on management's understanding of existing federal income tax laws.

     Funds credited to employee Purchase Accounts through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by employees. Under the Plan, an option to purchase shares from funds credited to an employee's Purchase Account is considered granted on the last day of each "Option Period", and the simultaneous purchase of such shares at that time is considered to be the exercise of that option.

     Under the current provisions of the Code, if no disposition of the shares acquired under the Plan is made for at least two years after the date of exercise of the option, no income will be recognized by a participant at the time the option is granted or exercised. This two-year holding period requirement will be deemed to be satisfied if the shares acquired under the Plan are transferred after the death of an employee by his or her estate, or by a person who acquired the shares by bequest or inheritance or by reason of the death of the employee, regardless of the length of time the shares were owned by the participant.

     If shares acquired by a participant are sold after being held for the required holding period, the participant, upon disposition of the shares (or his or her estate upon the participant's death), will realize compensation taxable as ordinary income, equal to the lesser of: (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price (the purchase price for the stock); or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price (the purchase price for the Stock). If the fair market value of the shares at the time of disposition exceeds the fair market value of the shares at the time the option was granted, the difference between these amounts will be taxed as a capital gain. If the fair market value of the shares at the time of disposition or death is less than the option exercise price, no ordinary income is recognized and the difference between the option exercise price and the sale price is treated as a capital loss. No deduction is allowed to us as a result of the grant or exercise of or option to purchase shares, except in the case of a disqualifying distribution described below.

Disqualifying Disposition

     If an employee disposes of shares purchased under the Plan before the expiration of the two-year holding period, the disposition of the shares will be treated as a "disqualifying disposition", and the employee will not be entitled to the tax treatment described above. In the event of a disqualifying disposition, at the time the shares are disposed of, the employee must include in his or her compensation the difference between the option exercise price (the purchase price for the stock) and the fair market value of the stock at the time of grant. We will then be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee. The difference between the selling price, if applicable, and the option price (plus the amount recognized as compensation) is treated as a capital gain or loss.

Required Vote for Approval

     At the Annual Meeting, the shareholders are being requested to consider and approve the Third Amendment to the Plan. The affirmative vote of a majority of the holders of our outstanding voting stock represented and voted at the Annual Meeting is required to approve the Plan.

     The Board of Directors recommends a vote FOR approval of the Third Amendment to the Applied Films Corporation Employee Stock Purchase Plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on our Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) and the cumulative total return of an industry peer group (the "Peer Group") for the period commencing November 21, 1997, the effective date of our initial public offering, and ending July 1, 2000. The Peer Group consists of Southwall Technologies, Inc., Intevac, Inc., and Three-Five Systems, Inc. The graph assumes the investment of $100 on November 21, 1997 in our Common Stock, the NASDAQ Stock Market (U.S.) and the Peer Group Index with dividends reinvested.



                                 GRAPH OMITTED


APPLIED FILMS CORP (AFCO)
                                                                                                         %Peer Group
Peer Group Cumulative Total Return                               Weighted Cumulative Total Return        Market Cap
                                                     -------------------------------------------------   -----------
(Weighted Average by Market Value)                          11/97        6/98        7/99        7/00         7/00
Peer Group Weighted Average:                                  100       84.29       58.34      299.88

Intevac Inc                             IVAC               100.00       96.97       49.09       36.97        32.59%
Southwall Technologies Inc.             SWTX               100.00       64.52       50.81      141.14        15.68%
Three-Five Sys Inc.                     TFS                100.00       81.06       68.01      586.31        51.73%

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10 percent of our Common Stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to us, we believe the following: Mr. Chapin filed one late report representing one transaction; Mr. Condon filed eleven late reports representing eleven transactions; Mr. Firestone filed one late report representing one transaction; and Mr. Van Alsburg filed one late report representing one transaction.


                  RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Our combined consolidated financial statements have been examined by Arthur Andersen LLP, independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. It is anticipated that our Audit Committee will select our auditors before the end of this calendar year.

                    SHAREHOLDER PROPOSALS 2001 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented for action at our 2001 annual meeting must be received by the Company at 9586 I-25 Frontage Road, Longmont, Colorado 80504, not later than May 21, 2001, if the shareholder wishes the proposal to be included in our proxy materials for that meeting.

                       AVAILABILITY OF 10-K ANNUAL REPORT

     An annual report on Form 10-K to the Securities and Exchange Commission for the year ended July 1, 2000 containing certified financial statements has been mailed to the shareholders with these materials and also will be provided free to shareholders upon written request. Write Applied Films Corporation,
Attention: Lawrence D. Firestone, 9586 I-25 Frontage Road, Longmont, Colorado 80504.

                                  MISCELLANEOUS

     Our management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by us. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some of our regular employees.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 21, 2000.                             /s/ Cecil Van Alsburg

                                                Cecil Van Alsburg
                                                CHAIRMAN OF THE BOARD

                                    Exhibit A

                             AUDIT COMMITTEE CHARTER

The Audit Committee shall regularly review the adequacy of the Company's internal controls and financial reporting process. This Committee is the principal agent of the Board of Directors in assuring the independence of the Company's independent accountants, the integrity of management, the oversight of financial reporting and the adequacy of disclosure to shareholders.

Membership

The Audit Committee will consist of at least three members who are financially literate and non-employee directors of the Company. One member shall serve as Chairman of the Committee. A member may not accept any compensation from the Company except compensation for board service or benefits under a tax-qualified retirement plan.

A member of the committee shall not have been an employee of the Company or any of its affiliates for the past five years unless, in the opinion of the Board of Directors, such person will exercise independent judgement and will materially assist the function of the Committee.

Committee Meetings - Operating Principles

- The Audit Committee shall hold meetings at least twice each fiscal year, and at any additional time as either the entire Board or Audit Committee Member deems necessary.

- Committee meetings normally will occur in conjunction with and immediately prior to meetings of the full Boards of Directors. However, special meetings of the Committee may be called as needed by the Committee Chairman or the Chief Financial Officer.

-    Pre-meeting   materials  will  be  distributed  to  Committee   members  in
     sufficient time prior to the meeting to permit review by members. Committee members will review pre-meeting materials in advance.

- Meetings will focus on substantive issues of current import and be of duration adequate to permit full discussion of the agenda.

- The Committee may request that members of management and the Company's independent accountants be present as needed in order to execute the Committee's primary responsibilities.

- The Company's Chief Financial Officer will be engaged with and supportive of a proactive philosophy that anticipates and shares with the Committee current issues and significant concerns.

- Minutes of each meeting will be kept and distributed to the entire Board of Directors.

- The Committee shall discuss with the Company's independent accountants the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates made by management in preparing the financial disclosure and reviewed by independent accountants.

- The Chairman of the Committee shall meet annually, outside normal meeting times, with management, internal auditors and independent accountants to clearly agree on mutual expectations, agree on an annual detailed plan of Committee activities and agree on the nature, extent, and timing of Committee information needs.

- In connection with its Audit functions, the Committee may meet separately with the Company's independent accountants.

- The Committee adopts the following principles with respect to the role of its relationship with the Company's independent accountants:

     - Arthur Andersen LLP in its capacity as the Company's independent accountants is responsible to the Audit Committee.

     - If Arthur Andersen LLP identifies a significant problem, which is not being adequately addressed by management, it should be communicated to the Chairman or another member of the Audit Committee.

     - The Audit Committee will be represented by Arthur Andersen LLP at the quarterly and year-end closing of the Company's books and will report to the Committee any issues raised at the closing.

    - The Company will notify the Audit Committee in advance of any material consulting activities to be undertaken by Arthur Andersen LLP so that the Committee may address whether related consulting fees might impair the independence of Arthur Andersen LLP. The Audit Committee reserves the discretion to raise, as it sees fit the issue of any possible conflict between the representation by Arthur Andersen LLP of the Company and any other client.

Primary Responsibilities - Audit

Independent and Internal Audits

1) Review the scope of the audit coverage by both the independent accountants and the Company's internal organization, and the coordination of work between the two, including the audit scope and plan of the internal organization to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

2)   Review the results of the audits by the independent accountants:

     a)   Assure that the audit coverage has been completed as planned.

     b) Ascertain that no restrictions were placed on the scope of the examinations or their implementation.

     c) Ascertain significant accounting and reporting issues during the audit period and their impact on the audit results.

     d) Review the Company's annual financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders.

     e) Review significant variances in the financial statements between accounting periods.

3) Review with management the performance of the independent accountants and fees for audit services, as recommended by management.

4) Review non-audit services (and related fees) performed by the independent accountants to consider what effect, if any, such activities could have on their independence.

5)   Recommend to the Board the appointment of the independent accountants.

6)   Review the adequacy of staffing of the Finance function.

Internal Controls

7) Evaluate the Company's policies and procedures to assure the adequacy of the internal accounting controls and the financial reporting process, including the controls surrounding the Company's information systems and the protection of the Company's assets.

8)   Review  the  status  of  internal  control   recommendations  made  by  the
     independent accountants and Internal Auditing.

9)   Review the adequacy of the policy and practices of the Company related to:

     a)   Conflicts of Interest;
     b)   Ethical conduct; and
     c) Compliance with key regulatory issues (e.g., Foreign Corrupt Practices Act, Federal Sentencing Guidelines, Export Control Act).

Other

10) Receive status reports on any government investigations that could involve criminal violations or others fines with respect to the Company or any employee in connection with the Company's business.

11) Conduct investigations and, if necessary, retain outside experts, with respect to any alleged illegality that may be brought to the attention of the Committee.

12) Develop procedures to assist auditors in fulfilling their obligation to detect illegality under the 1995 Private Securities Litigation Reform Act.

13) Review with the Company's counsel the status of any matters, such as threatened or pending litigation, which may result in a material financial impact to the Company.

Other Responsibilities

14)  Perform a self-assessment every three years.

15)  Revise the Committee Charter as business conditions dictate.

16) Report at the next meeting of the Board all significant items discussed at any Audit Committee meeting.

17) Take such further action or provide such further advice as the Board of Directors may from time to time request.

18) Will comply with proxy disclosure on charter and components of the Audit Committee.

19)  The Audit Committee on an annual basis will review this Charter.

                                    Exhibit B

                             Third AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                             1997 STOCK OPTION PLAN


                                   BACKGROUND

     1. Effective April 29, 1997, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the "Original Plan").

     2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "First Amendment").

     3. Effective October 26, 1999, the Company adopted and approved the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "Second Amendment", and together with the Original Plan and the First Amendment, the "Plan").

     4. The Plan provides for the reservation, for purposes of the Plan, of two hundred seventy-two thousand five hundred (272,500) shares of the Company's common stock, no par value per share.

     5. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

                                    AGREEMENT

     1. The provisions of Section 5 are deleted in their entirety and are replaced as follows:

          Subject to the adjustments as provided in paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be One Million Twenty-Two Thousand Five Hundred (1,022,500) shares of the Company's Common Stock, no par value per share ("Common Stock"). If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29, 2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

     2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

     Approved by the Board of Directors of the Company on September 8, 2000.

                                            APPLIED FILMS CORPORATION


                                            /s/Lawrence D. Firestone
                                            Lawrence D. Firestone, Secretary


        Approved by the Shareholders of the Company on October 25, 2000.


                                            APPLIED FILMS CORPORATION


                                            ____________________________________
                                            Lawrence D. Firestone, Secretary

                                    Exhibit C

                               THIRD AMENDMENT TO
                            APPLIED FILMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


                                   BACKGROUND

     1. Effective September 19, 1997, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation Employee Stock Purchase Plan, as amended (the "Plan").

     2.  The  Company  desires  to  amend  the Plan as  provided  in this  Third
Amendment.

                                    Agreement

     1. The first sentence of Section 3 of the Plan is hereby amended to read in its entirety as follows:

     Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company except: (a) employees who have not been continuously employed by the Company on a full-time basis for at least six (6) months at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company is for less than twenty (20) hours per week; and (c) employees whose customary employment by the Company is for not more than six (6) months in a calendar year.

     2. The second sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

     The aggregate maximum number of Shares which may be purchased under the Plan is One Hundred Thousand (100,000) Shares; subject, however, to adjustment as hereinafter set forth.

     3. The third sentence of Section 10 of the Plan is hereby amended to read in its entirety as follows:

     The purchase price for each Share purchased shall be eighty-five percent (85%) of the fair market value of a Share on the Purchase Date where fair market value means the closing sale price reported on the NASDAQ National Market System on the Purchase Date.

     Approved by the Board of Directors of the Company on September 8, 2000.

                                      APPLIED FILMS CORPORATION


                                      /s/Lawrence D. Firestone
                                      Lawrence D. Firestone, Secretary


     Approved by the Shareholders of the Company on October 25, 2000.


                                      APPLIED FILMS CORPORATION


                                      ________________________________________
                                      Lawrence D. Firestone, Secretary

     An annual report to shareholders for the year ended July 1, 2000 containing certified financial statements is being mailed to the shareholders with these materials.



                                      C-2